EXHIBIT 23.2.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-69951, No. 333-90635) of our report dated December 17, 1999, with respect to the consolidated financial statements of THINK New Ideas, Inc. for the year ended December 31, 1998, included in AnswerThink Consulting Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP


New York, New York
March 9, 2000